JAMMIN JAVA CORP.

EQUITY COMPENSATION PLAN

1.           Purposes.  The purposes of the Jammin Java, Corp. Equity Compensation Plan are to attract and retain the best available Employees, Directors, and Contractors, and to promote the success of the Company and Related Entities.

2.           Definitions.  The following terms have the following definitions:

(a)           “Administrator” means the Board and each Committee.

(b)           “Applicable Laws” means the requirements for equity compensation plans and awards under federal securities laws, the Code, applicable state corporate and securities laws, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards.

(c)           “Award” means the determination to make one or more grants under the Plan of Options, SARs, or Restricted Stock.

(d)           “Award Agreement” means the written agreement for the grant of an Award executed by the Company, any Parent or Related Entity to which the Grantee primarily provides services on the date of grant, and the Grantee, and any amendments thereto.

(e)           “Board” means the Company’s board of directors.

(f)           “Cause” means a Separation From Service by the Company and all Parents and Related Entities for cause as defined in a then-effective written agreement between the Company, a Parent or Related Entity, and the Grantee, or a then-effective written policy of the Company, a Parent, or a Related Entity binding on the Grantee, and in the absence of such agreement or policy and definition, results from any one or more of the following as the Administrator determines in its exclusive discretion:

(i)           the entry of a final judgment of conviction of the Grantee by a trial court for a felony regardless of whether the Grantee appeals the judgment, or entry of a plea of nolo contendere by the Grantee to a felony;

(ii)          the issuance of a final award, judgment, or order by an administrative agency, a single arbitrator or panel of arbitrators, governmental body, governmentally-owned corporation, self-regulatory organization, or trial court that prohibits or prevents the Grantee from performing any material obligation to the Company, a Parent, or a Related Entity for more than six (6) months regardless of whether the Grantee appeals the award, judgment, or order;

(iii)         the Grantee’s intentional violation of any law that causes or threatens to cause a material loss to any business of the Company, a Parent, or a Related Entity; provided, however, that the foregoing provision does not apply to a violation subject only to a monetary fine of five thousand ($5,000) dollars or less;

(iv)         the Grantee’s violation of any law governing any business of the Company, a Parent, or a Related Entity; provided, however, that the foregoing provision does not apply if the Grantee acted (A) in accordance with the written direction or policy of the Board, or the board of directors or other governing body of the Parent or Related Entity to which the Grantee primarily provides services; or (B) in reliance on the written advice of counsel to the Company, a Parent, or a Related Entity requested by the Board, or the board of directors or other governing body of the Parent or Related Entity to which the Grantee primarily provides services;

(v)         the Grantee’s arrest or indictment for a felony, which arrest or indictment results in substantial adverse publicity to the Company, a Parent, or a Related Entity;

(vi)         the Grantee’s failure to obtain and maintain the professional qualifications necessary for the Grantee’s position, including without limitation the licenses and registration required by administrative agencies, governmental bodies, and self-regulatory organizations, which failure the Grantee does not cure within thirty (30) days after the Grantee’s receipt of written notice from the Board or the board of directors or other governing body of the Parent or Related Entity to which the Grantee primarily provides services.  The written notice shall specify the failure and request the Grantee to cure it;

(vii)        the Grantee’s failure, other than by reason of Disability, to perform satisfactorily on a regular basis any material duty as an Employee, Director, or Contractor;

(viii)       the Grantee’s failure, other than by reason of Disability, to carry out the reasonable and achievable business directions of the Board or the board of directors or other governing body of the Parent or Related Entity to which the Grantee primarily provides services, or any Officer who customarily gives business directions to the Grantee, which failure the Grantee does not cure within thirty (30) days after the Grantee’s receipt of written notice from the person or entity that gave the directions.  The written notice is to specify the failure and request the Grantee to cure it;

(ix)          (A) any act or failure to act by the Grantee that the Grantee intends to cause or threaten to cause a material loss to any business of the Company, a Parent, or a Related Entity; (B) any act or failure to act by the Grantee that constitutes gross negligence and causes or threatens to cause a material loss to any business of the Company, a Parent, or a Related Entity; or (C) multiple acts or failures to act by the Grantee that constitute negligence and cause or threaten to cause a material loss to any business of the Company, a Parent, or a Related Entity;

(x)           the Grantee’s appropriation of any business opportunity of the Company, a Parent, or a Related Entity for the Grantee’s personal benefit, the personal benefit of a member of the Grantee’s Immediate Family, or the benefit of any entity in which the Grantee or a member of the Grantee’s Immediate Family owns an equity interest possessing at least five (5%) percent of total combined voting power of all equity interests entitled to vote, or at least five (5%) percent of the total value of all classes of equity (a “Family Entity”).  In determining ownership, the rules of Treasury Regulation Sections 1.414(c)-3 and 1.414(c)-4 shall apply;

(xi)         the Grantee’s intentional interference with any business of the Company, a Parent, or a Related Entity that causes or threatens to cause a material loss to that business;

(xii)         the Grantee’s falsification of any information given to a Director or Officer or a director or officer of a Parent;

(xiii)       any act by the Grantee directed against the Company, a Parent, or a Related Entity of bribery, embezzlement, fraud, misappropriation of assets, or receipt of kickbacks; or

(xiv)       the Grantee’s disparagement of the Company, a Parent, Related Entity, Director, Officer, or a director or officer of a Parent.

During the thirty (30) day cure periods of subparagraphs (v) and (viii), the Grantee shall not vest in or exercise Options or SARs, vest in Restricted Stock Awards, or purchase Shares.

(g)          “Change in Control” means a change in ownership or control effected through any one or more of the following:

(i)           any one person or entity, or more than one person or entity acting as a group, acquires ownership of stock of a corporation that, together with stock previously held by the acquiror, constitutes more than fifty (50%) percent of the total fair market value or total voting power of the corporation’s stock.  If any one person or entity, or more than one person or entity acting as a group, is considered to own more than fifty (50%) percent of the total fair market value or total voting power of the corporation’s stock, the acquisition of additional stock by the same person or entity or persons or entities acting as a group does not cause a change in ownership.  An increase in the percentage of stock owned by any one person or entity, or persons or entities acting as a group, as a result of a transaction in which the corporation acquires its own stock in exchange for property, is treated as an acquisition of stock;

(ii)          any one person or entity, or more than one person or entity acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or entity or persons or entities acting as a group) ownership of a corporation’s stock possessing at least thirty (30%) percent of the total voting power of the stock;

(iii)         a majority of the members of the corporation’s board of directors is replaced during a twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of appointment or election; or

(iv)         any one person or entity, or more than one person or entity acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or entity or persons or entities acting as a group) assets from a corporation that have a total gross fair market value equal to at least forty (40%) percent of the total gross fair market value of all the corporation’s assets immediately prior to the acquisition or acquisitions.  Gross fair market value means the value of the corporation’s assets, or the value of the assets being disposed of, without regard to any liabilities associated with these assets.

In determining whether a Change in Control has occurred, the attribution rules of Code Section 318 apply to determine stock ownership.  The stock underlying a vested option is treated as owned by the individual who holds the vested option, and the stock underlying an unvested option is not treated as owned by the individual who holds the unvested option.  In addition, similar rules apply for determining whether a Change in Control of a noncorporate entity has occurred.

(h)           “Code” means the Internal Revenue Code of 1986, as amended, the final and temporary regulations promulgated thereunder, and all authorities that constitute substantial authority under Code Section 6662.

(i)           “Committee” means each Committee appointed by the Board under Section 4(a).

(j)           “Common Stock” means the Company’s common stock.

(k)           “Company” means Jammin Java, Corp., a corporation formed under the laws of the State of Nevada.

(l)           “Contractor” means any person or entity, other than an Employee or Director, who is engaged by the Company or a Related Entity to perform services as an independent contractor.

(m)           “Director” means a member of the Board or the board of directors or other governing body of a Related Entity.

(n)           “Disability” means that a Grantee is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least twelve (12) months; or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least twelve (12) months, receiving income replacement benefits for at least three (3) months under an accident and health plan covering the Company’s, a Parent’s, or a Related Entity’s Employees.

(o)           “Employee” means any person, including a Director or Officer, who is a common law employee of the Company or a Related Entity.  For Incentive Stock Options, Employee means any person, including a Director or Officer, who is a common law employee of the Company, a Parent, or a Subsidiary.  The payment of a director’s fee does not result in employment.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)           “Fair Market Value” means, as of any date, the fair market value of a Share determined as follows:

(i)           When there is a public market for the Shares, the Fair Market Value shall be determined by (A) the closing price for a Share on the market trading day on the date of determination (and if a closing price was not reported on that date, then the arithmetic mean of the closing bid and asked prices at the close of the market on that date, and if these prices were not reported on that date, then the closing price on the last trading date on which a closing price was reported) on the stock exchange or national market system that is the primary market for the Shares; and (B) if the Shares are not traded on such stock exchange or national market system, the arithmetic mean of the closing bid and asked prices for a Share on the Nasdaq Small Cap Market for the day prior to the date of the determination (and if these prices were not reported on that date, then on the last date on which these prices were reported), in each case as reported in The Wall Street Journal or such other source that the Administrator considers reliable in its exclusive discretion; or

(ii)           If the Administrator, in its exclusive discretion, determines that the foregoing methods do not apply or produce a reasonable valuation, then Fair Market Value shall be determined by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) as of a date within twelve (12) months before the date of the transaction for which the appraisal is used, e.g., the date of grant of an Award (the “Appraisal”).  If the Administrator, in its exclusive discretion, determines that the Appraisal does not reflect information available after the date of the Appraisal that may materially affect the value of Shares, then Fair Market Value shall be determined by a new Appraisal.

(r)           “Fees for Fees” means the amounts under Section 21(a).

(s)           “Good Reason” means a Grantee’s voluntary Separation From Service when the following requirements are satisfied:

(i)           The Separation From Service occurs no later than two (2) years after initial existence of one or more of the following events that occur without the Grantee’s consent:

(A)           a material diminution in the Grantee’s base compensation;

(B)           a material diminution in the Grantee’s authority, duties, or responsibilities;

(C)           a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Grantee reports, including without limitation a requirement that the Grantee report to an officer or employee instead of directly to the board of directors or other governing body;

(D)           a material diminution in the budget over which the Grantee has authority;

(E)           a material change in the geographical location at which the Grantee performs services; or

(F)           any other act or failure to act that constitutes a material breach by the Company, a Parent, or a Related Entity of the employment agreement or other agreement under which the Grantee provides services; and

(ii)           The Grantee gives written notice to the board of directors or other governing body of the entity to which the Grantee primarily provides services of the event described in subparagraph (i) within ninety (90) days of its initial occurrence, and upon receipt of the written notice, the Company, Parent, or Related Entity has thirty (30) days to cure it.

(t)           “Grantee” means an Employee, Director, or Contractor who receives an Award under an Award Agreement.

(u)           “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, both by birth and adoption, any person sharing the Grantee’s household, other than a tenant or employee, a trust in which any one or more of the foregoing persons own more than fifty (50%) percent of the beneficial interests, a foundation in which any one or more of the foregoing persons or the Grantee controls the management of assets, and any other entity in which any one or more of the foregoing persons and the Grantee owns more than fifty (50%) percent of the total voting power.

(v)           “Incentive Stock Option” means an Option intended to qualify and that the Administrator designates on the date of grant as an incentive stock option under Code Section 422.

(w)           “Nonqualified Stock Option” means an Option not intended to qualify on the date of grant as an Incentive Stock Option, or an Incentive Stock Option that does not satisfy the requirements of Code Section 422 after the date of grant.

(x)           “Officer” means a person who is an officer of the Company or a Related Entity under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)           “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase a specified number of Shares under an Award Agreement.

(z)           “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if on the date of grant of an Award each corporation, other than the Company, owns stock possessing at least fifty (50%) percent of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(aa)         “Plan” means the Jammin Java Corp. Equity Compensation Plan as it may be amended.

(bb)         “Related Entity” means the corporation or other entity, other than the Company, to which the Grantee primarily provides services on the date of grant of an Award, and any corporation or other entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, and ending with the corporation or other entity that has a controlling interest in the corporation or other entity to which the Grantee primarily provides services on the date of grant of an Award.  For a corporation, a controlling interest means ownership of stock possessing at least fifty (50%) percent of total combined voting power of all classes of stock, or at least fifty (50%) percent of the total value of all classes of stock.  For a partnership or limited liability company, a controlling interest means ownership of at least fifty (50%) percent of the profits interest or capital interest of the entity.  In determining ownership, the rules of Treasury Regulation Sections 1.414(c)-3 and 1.414(c)-4 shall apply.

(cc)          “Related Parent” means any corporation or other entity in an unbroken chain of corporations or other entities in which the Company is a member and in which each corporation or other entity owns more than fifty (50%) percent of the total fair market value and total voting power in one of the other corporations or entities in the chain.

(dd)         “Restricted Stock” means a specified number of Shares issued to a Grantee for a specified purchase price, if any, and subject to the transfer restrictions, repurchase obligations, rights of first refusal, vesting schedules, performance goals for vesting, and other provisions as the Administrator determines in its exclusive discretion.

(ee)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

(ff)           “SAR” means a stock appreciation right entitling the Grantee to Shares or cash, as provided in the Award Agreement, measured by the increase in the Fair Market Value of a specified number of Shares from the date of grant until the date of exercise.

(gg)         “Section 424 Corporate Transaction” means the occurrence, in a single transaction or a series of related transactions, of any one or more of the following: (i) a sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries; (ii) a sale or other disposition of more than fifty (50%) percent of the outstanding stock of the Company; (iii) the consummation of a merger, consolidation, or similar transaction after which the Company is not the surviving corporation; (iv) the consummation of a merger, consolidation, or similar transaction after which the Company is the surviving corporation but the shares outstanding immediately preceding the merger, consolidation, or similar transaction are converted or exchanged by reason of the transaction into other stock, property, or cash; or (v) a distribution by the Company (excluding an ordinary dividend or a stock split or stock dividend described in Treasury Regulation Section 1.424-1(e)(4)(v)).

(hh)         “Securities Act” means the Securities Act of 1933, as amended.

(ii)           “Separation From Service” means a Grantee separates from service as an Employee, Director, and Contractor to the Company and all Parents and Related Entities when the Grantee dies, retires, or has a termination of service in accordance with the following provisions:

(i)           The employment relationship is treated as continuing intact while the Grantee is on military leave, sick leave, or other bona fide leave of absence, as long as the period of leave does not exceed six (6) months or, if longer, as long as the Grantee’s right to reemployment with the Company, a Parent, or a Related Entity is provided by statute or contract.  A leave of absence is bona fide only if there is a reasonable expectation that the Grantee will return to perform services for the Company, Parent, or Related Entity.  If the period of leave exceeds six (6) months and the Grantee’s right to reemployment is not provided by statute or contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period;

(ii)          A Director or Contractor has a Separation From Service upon the expiration of the contract, and if there is more than one contract, all contracts, under which the Director or Contractor performs services as long as the expiration is a good faith and complete termination of the contractual relationship; and

(iii)         If a Grantee performs services in more than one capacity, the Grantee must Separate From Service in all capacities as an Employee, Director, and Contractor.  Notwithstanding the foregoing, if a Grantee provides services both as an Employee and a Director, the services provided as a Director are not taken into account in determining whether the Grantee has a Separation From Service as an Employee under a nonqualified deferred compensation plan in which the Grantee participates as an Employee and that is not aggregated under Code Section 409A with any plan in which the Grantee participates as a Director.  In addition, if a Grantee provides services both as an Employee and a Director, the services provided as an Employee are not taken into account in determining whether the Grantee has a Separation From Service as a Director under a nonqualified deferred compensation plan in which the Grantee participates as a Director and that is not aggregated under Code Section 409A with any plan in which the Grantee participates as an Employee.

(jj)           “Share” means a share of Common Stock.

(kk)          “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if on the date of grant of an Award each of the corporations, other than the last corporation in the chain, owns stock possessing at least fifty (50%) percent of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(ll)           “Taxes” means all federal, state, local, and foreign employment, excise, income, and payroll taxes.

3.           Stock Subject to the Plan.

(a)           Subject to Section 10, (i) the maximum aggregate number of Shares that may be issued under all Awards is 20,000,000 Shares; and (ii) the maximum aggregate number of Shares that may be issued under Incentive Stock Options is 20,000,000 Shares.  The Shares may be authorized but unissued, or reacquired Shares.  The Company shall reserve and keep available the number of Shares necessary to satisfy the Plan’s requirements.

(b)           Shares subject to an Award or a portion thereof that expires or is forfeited, cancelled, or settled in cash (including without limitation Shares repurchased by the Company at the original issuance price under a contractual repurchase right) reduce the maximum aggregate number of Shares that the Company may issue under the Plan.  Shares that are issued under an Award are unavailable for future issuance, except that if unvested Shares are forfeited, these Shares are so available.

4.           Plan Administration.

(a)           Administrator.

(i)           Administration for Directors and Officers.  For Awards to Employees who are also Directors or Officers, and for Awards to Directors, the Plan shall be administered by (A) the Board; or (B) a committee appointed by the Board consisting of two or more members of the Board, each of whom shall be a nonemployee director under Rule 16b-3 and an outside director under Code Section 162(m)(4) (the “Committee”).  Once appointed, the Committee and any member thereof shall continue to serve until the Board, in its exclusive discretion, determines otherwise.

(ii)          Administration for Contractors and Other Employees.  For Awards to Contractors or Employees who are neither Directors nor Officers, the Plan is to be administered by (A) the Board; or (B) a committee appointed by the Board (the “Committee”).  Once appointed, the Committee and any member thereof shall continue to serve until the Board, in its exclusive discretion, determines otherwise.  The Board may delegate to one or more Officers the authority to grant Awards to Contractors or Employees who are neither Directors nor Officers, and may limit this authority as the Board, in its exclusive discretion, determines appropriate; provided, however, that the Board resolutions for this delegation shall specify the number of Shares subject to the Awards that the Officer may grant, and shall prohibit the Officer from granting Awards to himself or herself, a member of his or her Immediate Family, and a Family Entity.

(iii)         Committee Decisions.  A majority of the Committee’s members in attendance at a meeting at which a quorum is present shall make the Committee’s decisions.  Any decision reduced to writing and signed by all Committee members is as effective as if it had been made at a duly held meeting.

(b)           Administrator’s Authority and Discretion.  Subject to Applicable Laws and the Plan’s provisions, and except as otherwise determined by the Board, the Administrator shall have the exclusive authority and discretion:

(i)           to select the Employees, Directors, and Contractors to whom Awards may be granted;

(ii)          to determine whether and the extent to which Awards are granted;

(iii)         to determine the number of Shares covered by each Award;

(iv)         to approve forms of Award Agreements;

(v)           to determine the provisions of any Award and Award Agreement;

(vi)         to amend the provisions of any outstanding Award or Award Agreement; provided, however, that any amendment that would adversely affect a Grantee’s rights under an outstanding Award Agreement may be made only with the Grantee’s written consent.  Notwithstanding the foregoing provisions, the Board may, without a Grantee’s written consent, amend the provisions of an outstanding Award Agreement to maintain the qualified status of an Incentive Stock Option, and to bring an Award Agreement into compliance with, or obtain an exemption from, the requirements of Code Section 409A;

(vii)        to construe and interpret the provisions of the Plan, Awards, and Award Agreements;

(viii)       to make all factual and legal determinations under the Plan, Awards, and Award Agreements;

(ix)          to add provisions to an Award or Award Agreement to accommodate the laws of foreign jurisdictions and provide Grantees with favorable treatment under these laws; provided, however, that the Administrator shall not add provisions inconsistent with the Plan; and

(x)           to take all other actions consistent with Applicable Laws and the Plan’s provisions as the Administrator determines appropriate.

5.           Eligibility.  The Administrator may grant Awards to Employees, Directors, and Contractors; provided, however, that the Administrator may grant Incentive Stock Options only to Employees of the Company, a Parent, or a Subsidiary.  In addition, the board of directors or other governing body of a Parent or Related Entity to which the Employee, Director, or Contractor primarily provides services on the date of grant must have adopted the Plan and approved the Award on or prior to the date of grant.  An Employee, Director, or Contractor who has been granted an Award or an award under another plan may be granted additional Awards.

6.           Characteristics of Awards.

(a)           Designation.  The Administrator shall set forth the provisions of each Award in an Award Agreement.  The Administrator shall designate each Option as an Incentive Stock Option or a Nonqualified Stock Option.  To the extent that the aggregate Fair Market Value of Shares subject to Incentive Stock Options that become exercisable by a Grantee for the first time during any calendar year under all plans of the Company, any Parent, and any Subsidiary exceeds $100,000, these Options, to the extent of the Shares in excess of this amount, shall be Nonqualified Stock Options.  The Administrator shall take Incentive Stock Options into account in the order granted, and shall determine the Fair Market Value of the Shares as of each Option’s date of grant.

(b)           Provisions.

(i)           Subject to Applicable Laws and the Plan’s provisions, the Administrator shall determine in its exclusive discretion the provisions of each Award, including without limitation any transfer restrictions, repurchase obligations, rights of first refusal, the method of payment of the exercise or purchase price, vesting schedules, and performance goals for vesting.  Performance goals may be based on one or more of an increase in the Fair Market Value of Shares, earnings per Share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, personal management objectives, and other performance measures as determined by the Administrator in its exclusive discretion.  As provided in an Award Agreement, partial achievement of performance goals results in payment or vesting corresponding to the degree of achievement.

(ii)          The Administrator shall not grant any Options that contain any provision entitling the Grantee to the automatic grant of additional Options on exercise of the original Option.

(c)           Repurchase of Shares.  For any Award that contains a repurchase obligation for Shares, other than a right of first refusal, or a put or call right that is not a lapse restriction under Treasury Regulation Section 1.83-3(i), the purchase price is the Fair Market Value of the Shares on the date of repurchase (disregarding lapse restrictions under Treasury Regulation Section 1.83-3(i)).

(d)           Acceleration of Exercise and Vesting Dates.  The Board may accelerate in its exclusive discretion the exercise date of a portion of or an entire Option or SAR, and the vesting date of a portion of or an entire Restricted Stock Award.

(e)           Term.  The term of each Award is the term provided in the Award Agreement; provided, however, that the term of an Incentive Stock Option is not to exceed ten (10) years from the date of grant.  For an Incentive Stock Option granted to a Grantee who on the date of the grant owns stock possessing more than ten (10%) percent of the voting power of all classes of stock of the Company, a Parent, or a Subsidiary, the term is five (5) years from the date of grant or any shorter term as provided in the Award Agreement.

(f)           Transferability.  Incentive Stock Options are not to be assigned, encumbered, pledged, sold, transferred, or otherwise disposed of other than by will or the laws of descent and distribution; provided, however, that a Grantee may designate a beneficiary on the Grantee’s death on a form provided by the Administrator.  Incentive Stock Options are to be exercised during the Grantee’s lifetime only by the Grantee.  Awards other than Incentive Stock Options are not to be assigned, encumbered, pledged, sold, transferred, or otherwise disposed of; provided, however, that an Award Agreement may provide that the Grantee may transfer these Awards by gift or domestic relations order to members of the Grantee’s Immediate Family.

(g)           Restricted Stock.  Upon an Award of Restricted Stock, the Company shall issue in the Grantee’s name and deliver to the Grantee a certificate for the Restricted Stock.  The Shares represented by the certificate are subject to the restrictions in the Award Agreement.  Once the Restricted Stock Award vests, the Company shall issue a new certificate for the Shares without these restrictions, and the Grantee shall tender to the Company for cancellation the certificate for the Shares subject to these restrictions.

(h)           Code Section 162(m).  To protect against the Company’s or a Related Entity’s loss of deductibility under Code Section 162(m), the Administrator may make Restricted Stock Awards subject to the achievement of one or more preestablished performance goals for corporate, division, group, subsidiary, or unit performance, including without limitation increases in gross revenue, earnings per Share, and ratios of earnings to equity or assets.  The Administrator in its exclusive discretion may change these goals to reduce or eliminate, but not to increase, a Restricted Stock Award.

7.           Exercise or Purchase Price, Payment, and Withholding.

(a)          Exercise or Purchase Price. The exercise or purchase price for an Award shall be as follows:

(i)           For an Incentive Stock Option:

(A)           granted to an Employee who on the date of grant owns stock possessing more than ten (10%) percent of the voting power of all classes of stock of the Company, any Parent, or any Subsidiary, the per Share exercise price shall not be less than one hundred and ten (110%) percent of the Fair Market Value per Share on the date of grant; and

(B)           granted to an Employee other than an Employee described in subparagraph (A), the per Share exercise price shall not be less than one hundred (100%) percent of the Fair Market Value per Share on the date of grant.

(ii)          For a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred (100%) percent of the Fair Market Value per Share on the date of grant.

(iii)         For Restricted Stock, the per Share purchase price, if any, shall be the price set forth in the Award Agreement.

(b)          Payment.  Subject to Applicable Laws and the Plan’s provisions, the Administrator shall, in its exclusive discretion, determine the method of payment for the Shares to be issued on the exercise of an Option, and the grant or vesting of a Restricted Stock Award.  For Incentive Stock Options, the Administrator shall make this determination on the date of grant.  The Administrator may, in its exclusive discretion, accept as payment any one or more of the following:

(i)           wire transfer;

(ii)          bank cashier’s check, certified check, or postal money order;

(iii)         when the Shares are registered under the Exchange Act, the Grantee’s surrender of previously held Shares, or the Company’s retention of Shares otherwise to be delivered on exercise of an Option or the grant or vesting of a Restricted Stock Award.  If the Grantee acquired the previously held Shares directly from the Company, the Grantee must have held the Shares for at least six (6) months prior to delivery.  The Shares must have a Fair Market Value on the date of surrender or retention equal to the aggregate exercise or purchase price of the Shares for which the Option is exercised or the Restricted Stock is purchased; or

(iv)         for Options, payment through a broker-dealer sale and remittance procedure by which the Grantee (A) provides written instructions to a Company-designated brokerage firm for the immediate sale of a portion of or all the purchased Shares and to remit to the Administrator, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price for the purchased Shares and any required Tax withholding; (B) provides written instructions to the Administrator to deliver the certificate for the purchased Shares directly to the brokerage firm; and (C) bears the brokerage and other costs of this procedure.

(c)           Withholding.  The Company shall not issue and deliver Shares or cash until the Grantee makes arrangements acceptable to the Administrator, in its exclusive discretion, for satisfaction of all Tax withholding obligations, including without limitation on the exercise of an Option or SAR, the grant or vesting of a Restricted Stock Award, the making of a Code Section 83(b) election, and the sale or other disposition of Shares received under an Award.  In its exclusive discretion the Administrator may allow a Grantee to satisfy Tax withholding obligations in cash, or in Shares by the Grantee’s surrender of previously acquired Shares or the Company’s retention of Shares otherwise to be delivered.  Shares surrendered or retained must not be subject to any forfeiture, repurchase, unfulfilled vesting, or similar requirements.

8.           Exercise of Awards.

(a)          Procedure; Rights as a Shareholder.

(i)           Upon vesting in an Option or SAR, a Grantee may exercise an Option or SAR by giving written notice of exercise to the Company, and making full payment for the exercise price of the Option.  The Company shall issue the certificate for the Shares promptly on exercise, but until issuance of the certificate the Grantee shall not have any right to vote or receive dividends, or any other rights as a shareholder.  In addition, on exercise of an Option or SAR, the Grantee shall not be entitled to any dividends declared and paid on the Shares underlying the Option or SAR between the date of grant and the date of exercise.

(ii)           Upon vesting in a Restricted Stock Award, the Company shall promptly issue the certificate for the vested Shares.  Until issuance of the certificate a Grantee shall not have any right to vote or receive dividends, or any other rights as a shareholder.  In addition, on vesting the Grantee shall not be entitled to any dividends declared and paid on the Shares between the date of grant and the date of vesting.

(b)          Exercise and Termination of Awards After Separation From Service.

(i)           Upon a Grantee’s Separation From Service for Cause, all unexercised Options and SARs, whether unvested or vested, and all unvested Restricted Stock Awards, shall terminate on the date of Separation From Service.

(ii)          Upon a Grantee’s Separation From Service for Good Reason, or without Cause by the Company and all Parents and Related Entities, or upon nonrenewal by the Company and all Parents and Related Entities of all the agreements under which the Grantee provides services, the Grantee shall fully vest in all Awards, and may exercise an Option or SAR for one (1) year after the date of Separation From Service.

(iii)         Upon a Grantee’s Separation From Service for death or Disability, the Grantee shall fully vest in all Awards, and may exercise an Option or SAR for one (1) year after the date of Separation From Service.

(iv)         Except as otherwise provided in Section 8(b)(i)-(iii) or in an Award Agreement, a Grantee may exercise a vested Option or SAR for three (3) months after the date of Separation From Service.  If exercise is prohibited during this period solely because the issuance of Shares would violate the Securities Act’s registration requirements, then a Grantee may exercise the Option or SAR until the expiration of three (3) months after the date of Separation From Service during which the issuance of Shares would not violate the registration requirements.

(v)          Except as otherwise provided in Section 8(b)(i)-(iii) or in an Award Agreement, all unvested Awards shall terminate on the date of Separation From Service.

(vi)         When the Plan, an Award, or an Award Agreement permits a Grantee to exercise an Award for a specified period after the Grantee’s Separation From Service, the Award shall terminate on the earlier of the last day of the specified period, and the last day of the Award’s original term.

(vii)        To the extent Incentive Stock Options are not exercised within the time required by the Code after the Grantee’s termination of employment with the Company, a Parent, and a Subsidiary, the Incentive Stock Options automatically convert to Nonqualified Stock Options and thereafter may be exercised for the period provided in the Plan, Award, and Award Agreement.

(c)           Awards of Nonexempt Employees.  A nonexempt Employee under the Fair Labor Standards Act shall not exercise any Option or SAR or vest in a Restricted Stock Award until at least six (6) months after the date of grant, or such shorter or longer period as the Administrator, in its exclusive discretion, determines, so that the income and gain realized or recognized under an Award is excluded from the nonexempt Employee’s regular rate of pay.

9.           Conditions on Issuance of Shares.

(a)           The Company shall not issue Shares on the exercise of an Option or SAR, or the grant or vesting of a Restricted Stock Award, unless the exercise and issuance complies with Applicable Laws.  This obligation does not require the Company, a Parent, or a Related Entity to register under the Securities Act any Award, Shares, or any stock of the Company, a Related Entity, a Parent, or a Related Parent.

(b)           The Company shall use reasonable efforts to obtain the approval from any regulatory body that the Company’s counsel delivers a written opinion addressed to the Board that it is more likely than not to be necessary for the issuance or sale of Shares.  If, after reasonable efforts the Company does not obtain this approval, the Company shall not have any liability for failure to issue or sell Shares.  This obligation does not require the Company, a Parent, or a Related Entity to register under the Securities Act any Award, Shares, or any stock of the Company, a Related Entity, a Parent, or a Related Parent.

(c)           If the exercise period of an Option or SAR would expire when the Grantee’s exercise would violate an applicable federal, state, local, or foreign law, the Company shall extend the exercise period for thirty (30) days after the first date that the Grantee’s exercise would no longer violate an applicable federal, state, local, or foreign law.  A provision of foreign law is applicable only to foreign earned income from sources within the foreign country that promulgated the law.  Foreign earned income means income as defined under Code Section 911(b)(1) without regard to Code Section 911(b)(1)(B)(iv) and the requirement that the income attributable to services performed during the period described in Code Section 911(d)(1)(A) or (B).

(d)           As a condition to the exercise of an Option or SAR, or the grant or vesting of a Restricted Stock Award, the Board in its exclusive discretion may require a Grantee to (i) represent and warrant that the Shares are being acquired only for investment for the Grantee’s account and without any present intention to sell or distribute the Shares; (ii) represent and warrant that the Grantee shall not make any short sale of, grant any option for the purchase, loan, pledge, or otherwise encumber or dispose of Shares; and (iii) indemnify the Company, all Parents and Related Entities, the Board, the board of directors or other governing body of each Parent and Related Entity, each Committee, and each Director, Officer, and Employee acting on behalf of the Board or a Committee (an “Indemnitee”) for all assessments, claims, costs, damages, expenses, fines, judgments, liabilities, losses, penalties, and reasonable accountant’s, actuary’s, and attorney’s and paralegal’s fees and disbursements arising from or related to the representations and warranties in (i) and (ii).  The foregoing provisions do not apply if the issuance of Shares has already been registered under a then-effective registration statement under the Securities Act.

10.         Adjustments on Changes in Capitalization.

(a)           For Nonqualified Stock Options and SARs, on a stock split (including a reverse stock split) or stock dividend in which the only effect is to increase or decrease on a pro-rata basis the number of Shares subject to the Nonqualified Stock Option or SAR, the Administrator may, in its exclusive discretion, proportionally adjust the exercise price and numbers of Shares subject to the Nonqualified Stock Option or SAR.

(b)           For Incentive Stock Options and Restricted Stock Awards, if any combination, consolidation, forward or reverse split, merger, reorganization, repurchase, spin-off, or exchange of stock, stock dividend or other special and nonrecurring dividend or distribution (whether in cash, securities, or other property), liquidation, dissolution, or other transaction, affects the Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of Grantees’ rights, then the Administrator may, in its exclusive discretion, adjust all or any portion of (i) the number of shares and classes of stock available thereafter for Incentive Stock Options and Restricted Stock Awards in the aggregate to all Grantees, and individually to any one Grantee; (ii) the number of shares and classes of stock that may be delivered for outstanding Incentive Stock Options and Restricted Stock Awards; and (iii) the exercise or purchase price for any Incentive Stock Option or Restricted Stock Award.

11.         Change in Control.

(a)           On a Change in Control of the Company or a Related Parent of the Company, each Award of a Grantee who on the date of the Change of Control provides services primarily to the Company shall fully vest and be released from all transfer restrictions (other than transfer restrictions on Incentive Stock Options) and repurchase rights.  Notwithstanding the foregoing provisions, the Administrator in its exclusive discretion may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(b)           On a Change in Control of a Related Entity or a Related Parent of the Related Entity, each Award to a Grantee who, on the date of the Change in Control, provides services primarily to the Related Entity shall fully vest and be released from all transfer restrictions (other than transfer restrictions on Incentive Stock Options) and repurchase rights.  Notwithstanding the foregoing provisions, the Administrator in its exclusive discretion may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(c)           On a Change in Control of a Parent, each Incentive Stock Option of a Grantee who on the date of the Change in Control provides services primarily to the Parent shall fully vest and be released from all repurchase rights.  Notwithstanding the foregoing provisions, the Administrator in its exclusive discretion may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(d)           For Nonqualified Stock Options and SARs, the Administrator in its exclusive discretion may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction, that if the requirements of Treasury Regulation Section 1.424-1 (without regard to the requirement of Treasury Regulation Section 1.424-1(a)(2) that an eligible corporation be the optionee’s employer) would be met in a Section 424 Corporate Transaction if the Nonqualified Stock Option or SAR were an Incentive Stock Option, the substitution of a Nonqualified Stock Option or SAR for a portion of or an entire outstanding Nonqualified Stock Option or SAR, and the assumption of a portion of or an entire outstanding Nonqualified Stock Option or SAR, shall not be treated as the grant of a new Nonqualified Stock Option or SAR, or a change in the form of payment.  The requirement of Treasury Regulation Section 1.424-1(a)(5)(iii) is deemed satisfied if the ratio of the exercise price to the Fair Market Value of the underlying shares immediately after the substitution or assumption is not greater than the ratio of the exercise price to the Fair Market Value of the underlying Shares immediately before the substitution or assumption.  For a transaction described in Code Section 355 in which the stock of the distributing corporation and the stock distributed in the transaction are both readily tradable on an established securities market immediately after the transaction, the requirements of Treasury Regulation Section 1.424-1(a)(5) may be satisfied by:

(i)           using the last sale before or the first sale after the specified date as of which the valuation is being made, the closing price on the last trading day before or the trading day of a specified date, the arithmetic mean of the high and low prices on the last trading day before or the trading day of the specified date, or any other reasonable method using actual transactions in the stock as reported by the market on a specified date, for the stock of the distributing corporation and the stock distributed in the transaction, provided that the specified date is designated before its occurrence, and the specified date is within sixty (60) days after the transaction;

(ii)          using the arithmetic mean of the market prices in subparagraph (i) on trading days during a specified period designated before the beginning of the specified period, when the specified period is not longer than thirty (30) days and ends within sixty (60) days after the transaction; or

(iii)         using an average of the foregoing prices during the prespecified period weighted based on the volume of trading of the stock on each trading day during the prespecified period.

(e)           For Incentive Stock Options, the Administrator in its exclusive discretion may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction, that in a Section 424 Corporate Transaction a portion of or an entire Incentive Stock Option may be assumed or an equivalent Incentive Stock Option substituted by the successor corporation, or a parent or subsidiary of the successor corporation, in accordance with the requirements of Code Section 424.

(f)           For Restricted Stock Awards, the Administrator in its exclusive discretion may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction, that in a Section 424 Corporate Transaction a portion of or an entire Restricted Stock Award may be assumed or an equivalent Restricted Stock Award substituted by the successor corporation, or a parent or subsidiary of the successor corporation.

12.         Effective Date and Term.  The Plan will be effective on the earlier of its adoption by the Board, and by the affirmative vote of the holders of a majority of the votes of the outstanding shares of capital stock of the Company present in person or represented by proxy at a meeting of stockholders and entitled to vote thereon (or in the case of action by written consent in lieu of a meeting of stockholders, the number of votes required by applicable law to act in lieu of a meeting) (“Stockholder Approval”).   In the event such Stockholder Approval is withheld or otherwise not received on or before the latter date, the Plan and, unless otherwise provided in the Award Agreement, all Options, SARs, Restricted Stock and rights to Bonus Shares that may have been granted hereunder shall become null and void.  The Plan will continue in effect for ten (10) years unless terminated sooner.  Subject to Applicable Laws and Section 16, the Administrator may grant Awards upon the Plan becoming effective.

13.         Amendment, Suspension, and Termination.

(a)           The Board in its exclusive discretion may amend or suspend the Plan at any time and from time to time, and terminate the Plan at any time.  The Company shall, to the extent required by Applicable Laws, obtain shareholder approval of any amendment.

(b)           The Administrator shall not grant Awards during any suspension of the Plan and after its termination.

(c)           Any amendment, suspension, or termination of the Plan (a “Change”) does not adversely affect or terminate (i) outstanding Award Agreements executed prior to the Change; (ii) the indemnification obligations under the Plan for representations, warranties, acts, and failures to act that were made or occurred prior to the Change; (iii) the indemnification obligations under Section 20 for the provision for Fees for Fees contained in Section 21 prior to the Change, and for the payment of Fees for Fees under Section 21 for claims that accrued prior to the Change; and (iv) the indemnification obligations under Section 21 for the payment of Fees for Fees for claims that accrued prior to the Change; provided, however, that the Board may amend the Plan to change the provisions of an outstanding Award Agreement to maintain the qualified status of an Incentive Stock Option, and to bring an outstanding Award Agreement into compliance with, or obtain an exemption from, the requirements of Code Section 409A.

14.         No Effect on Service Relationship.  The Plan, any Award, and any Award Agreement do not confer on a Grantee any right regarding the Grantee’s service, nor shall they restrict the Grantee’s right or the Company’s, a Parent’s, or a Related Entity’s right to terminate the Grantee’s service with or without Cause.

15.          No Effect on Other Plans.  Except as otherwise provided in a governing document of another plan, arrangement, or agreement of the Company, a Parent, or a Related Entity (the “Other Plan”), the income and gain realized or recognized under an Award is not compensation for determining contributions and benefits under any Other Plan.  Other Plans include without limitation any tax-qualified or nonqualified welfare benefit plan, tax-qualified or nonqualified deferred compensation plan, bonus plan, equity compensation plan, and severance plan.

16.         Shareholder Approval.  The grant of Incentive Stock Options is subject to approval by the Company’s shareholders either twelve (12) months before or after the date that the Board adopts the Plan.  Shareholder approval is to be obtained in accordance with the Company’s certificate of incorporation and bylaws, and Applicable Laws.  The Administrator may grant Incentive Stock Options prior to shareholder approval, but until the Company obtains this approval, a Grantee shall not exercise them.  If the Company does not timely obtain shareholder approval, a Grantee may exercise previously granted Incentive Stock Options as Nonqualified Stock Options.

17.         Date of Grant.  The term date of grant of an Award is the date on which the Company, a Parent, and a Related Entity completes all action by the entity necessary to create the legally binding right to the Award.  An entity’s action is not complete until the date on which the maximum number of Shares that can be purchased or received under the Award, or for which an SAR is exercised, is fixed and determinable, the minimum exercise or purchase price is fixed and determinable, and the class of underlying stock and the Grantee’s identity is designated.

18.         Governing Law.  The Plan is governed by the laws of the State of Nevada regardless of the laws that might otherwise apply under applicable principles of conflict of laws.

19.         Payment of Expenses.  The Company shall pay all reasonable expenses of the Plan’s administration incurred by the Board, each Committee, and each Director, Officer, and Employee acting on behalf of the Board or a Committee.

20.         Indemnification.

(a)           The Company shall indemnify the Board, each Committee, and each Director, Officer, and Employee acting on behalf of the Board or a Committee (an “Indemnitee”) for all assessments, claims, costs, damages, expenses, fines, judgments, liabilities, losses, penalties, and reasonable accountant’s, actuary’s, and attorney’s and paralegal’s fees and disbursements arising from or related to (i) any act or failure to act in the Plan’s administration, except when due to that person’s or entity’s gross negligence or intentional misconduct; and (ii) all claims by the Internal Revenue Service or other tax authority that the provision for, or payment of, Fees for Fees does not satisfy the requirements of Code Section 409A or an exemption thereto.  Except as otherwise provided in this Section 20, the Company shall make the indemnification payments within sixty (60) days after the indemnified amount is incurred.

(b)           The Company shall pay an Indemnitee an additional amount (the “Gross-Up Payment”) if (i) the Company’s counsel delivers a written opinion addressed to the Board and the Indemnitee that it is more likely than not that the provision for, or payment of, Fees for Fees does not satisfy the requirements of Code Section 409A or an exemption thereto; (ii) the Internal Revenue Service or other tax authority issues a final and nonappealable or nonreviewable assessment, or a court enters a final and nonappealable judgment, that the provision for, or payment of, Fees for Fees does not satisfy the requirements of Code Section 409A or an exemption thereto; or (iii) the Board otherwise determines in writing to have the Company pay the Gross-Up Payment.  The Company shall pay the Gross-Up Payment within sixty (60) days after the date provided in the written opinion, issuance of the assessment, entry of the judgment, or issuance of the written determination.

(c)           The Gross-Up Payment shall equal an amount such that after the Indemnitee’s payment of all Taxes, interest, and penalties imposed on the Gross-Up Payment, the Indemnitee retains an amount of the Gross-Up Payment equal to the sum of (i) the interest under Code Section 409A(a)(1)(B)(i)(I) and (ii); (ii) the additional Tax under Code Section 409A(a)(1)(B)(i)(II); (iii) any penalties resulting from a violation of Code Section 409A; and (iv) if the Indemnitee recognizes income from the provision for, or payment of, Fees for Fees prior to the taxable year that the Fees for Fees would have been included in the Indemnitee’s gross income in the absence of Code Section 409A, the amount of the Taxes on the income recognized other than the additional Tax under (ii).

(d)           The Gross-Up Payment is the exclusive indemnification payment to which an Indemnitee is entitled under Section 20(a)(ii) other than the costs, expenses, and reasonable accountant’s, actuary’s, and attorney’s and paralegal’s fees and disbursements incurred in audits and administrative and judicial proceedings, and the payments under Section 20(g).

(e)           Only the Indemnitee to whom the Company’s counsel written opinion under subparagraph (b) is addressed may rely on the opinion and receive a Gross-Up Payment based on it, and no other Indemnitee may rely on it and receive a Gross-Up Payment based on it.

(f)           The Indemnitee shall give the Board written notice of any claim by the Internal Revenue Service or other tax authority that the provision for, or payment of, Fees for Fees does not satisfy the requirements of Code Section 409A or an exemption thereto.  The Indemnitee shall give this notice as soon as practicable but no later than ten (10) days after the Indemnitee receives written notice of the claim.  The Indemnitee’s notice to the Board shall contain a copy of the entire written claim.  The Indemnitee shall not pay the claim prior to the expiration of thirty (30) days following the date on which the Indemnitee gives notice to the Board (or such shorter period ending on the date that any payment of Taxes pursuant to the claim is due).  If the Board gives the Indemnitee written notice prior to the expiration of this period that the Company wishes to contest the claim, the Indemnitee shall (i) give the Company all information reasonably requested by the Board relating to the claim; (ii) take such action or refrain from taking such action in contesting the claim as the Board reasonably requests in writing, including without limitation accepting legal representation by a law firm selected by the Board; (iii) cooperate with the Company in contesting the claim; and (iv) permit the Company to participate in all audits and administrative and judicial proceedings.

(g)           If the Board directs the Indemnitee to pay the claim under subparagraph (f) and sue for a refund, the Company shall advance the amount of the payment to the Indemnitee on an interest-free basis, and shall indemnify the Indemnitee on an after-Tax basis for all Taxes, interest, and penalties imposed on the advance and any imputed income on the advance.  The Company shall make the foregoing indemnification payments within sixty (60) days after the Indemnitee remits the Taxes, interest, and penalties to the tax authorities.  If the Indemnitee receives a refund, the Indemnitee shall promptly pay the Company the amount of the refund together with any interest paid or credited after Taxes thereon.  If a court enters a final and nonappealable judgment that the Indemnitee is not entitled to a refund, the Company shall forgive the advance, and the amount of the advance shall offset the amount of the Gross-Up Payment.

(h)           If the Board decides to enter into a final and nonappealable settlement agreement with respect to a claim under Section 20(f) or a suit for refund under Section 20(g) with the Internal Revenue Service or other tax authority, the Indemnitee shall consent to the settlement agreement.

(i)           If the Indemnitee takes a deduction with respect to the Indemnitee’s payment of Fees for Fees in determining taxable income in one or more taxable years subsequent to the taxable year in which the Indemnitee recognized income from the provision for, or payment of, Fees for Fees due to a violation of Code Section 409A (the “Deduction”), the Indemnitee shall pay the Company the reduction in Taxes resulting from the Deduction within sixty (60) days after the initial due date of the applicable returns for the subsequent taxable year or years.

(j)           If the Company’s counsel delivers a written opinion addressed to the Board and the Indemnitee that it is more likely than not that the Indemnitee is entitled to a Deduction for one or more taxable years, the Indemnitee shall, in accordance with the instructions set forth in the opinion, take the Deduction on all applicable returns to be filed, and file all applicable amended returns with the Deduction.  For the returns to be filed, the Indemnitee shall make the payment under subparagraph (i).  For the amended returns, if the claim for refund is granted and the Indemnitee receives a refund, the Indemnitee shall promptly pay the Company the amount of the refund together with any interest paid or credited after Taxes thereon.  If the claim for refund is denied, the provisions of Section 20(l) apply.

(k)           The Indemnitee shall give the Board written notice of any claim by the Internal Revenue Service or other tax authority to disallow the Deduction.  The Indemnitee shall give this notice as soon as practicable but no later than ten (10) days after the Indemnitee receives written notice of the claim.  The Indemnitee’s notice to the Board shall contain a copy of the entire written claim.  The Indemnitee shall not pay the claim prior to the expiration of thirty (30) days following the date on which the Indemnitee gives notice to the Board (or such shorter period ending on the date that any payment of Taxes pursuant to the claim is due).  If the Board gives the Indemnitee written notice prior to the expiration of this period that the Company wishes to contest the claim, the Indemnitee shall (i) give the Company all information reasonably requested by the Board relating to the claim; (ii) take such action or refrain from taking such action in contesting the claim as the Board reasonably requests in writing, including without limitation accepting legal representation by a law firm selected by the Board; (iii) cooperate with the Company in contesting the claim; and (iv) permit the Company to participate in all audits and administrative and judicial proceedings.

(l)            If the Board directs the Indemnitee to pay the claim under Section 20(k) and sue for a refund, or if the Board directs the Indemnitee to sue for a refund in response to the denial of the claim for refund under Section 20(j), the provisions of Section 20(g) shall apply, other than the requirement to offset the amount of the Gross-Up Payment.

(m)           If the Board decides to enter into a final and nonappealable settlement agreement with respect to a claim under Section 20(k) or a suit for refund under Section 20(l) with the Internal Revenue Service or other tax authority, the Indemnitee shall consent to the settlement agreement.

(n)           The Company shall indemnify the Indemnitee for all reasonable accountant’s, actuary’s, and attorney’s and paralegal’s fees and disbursements incurred by the Indemnitee in taking the Deduction, filing amended returns, suing for a refund, and contesting a claim to disallow the Deduction.  The Company shall make the foregoing indemnification payments within sixty (60) days after the indemnified amount is incurred.  If the Internal Revenue Service or other tax authority makes a claim under Section 20(k), the Company shall indemnify the Indemnitee on an after-Tax basis for all Taxes, interest, and penalties arising from or related to the claim.  The Company shall make the foregoing indemnification payments within sixty (60) days after the Indemnitee remits the Taxes, interest, and penalties to the tax authorities.

(o)           The provisions of Sections 20(i) through (n) apply only to the extent that the amount of the Deduction does not exceed the amount of income previously recognized by the Indemnitee from the provision for, or payment of, Fees for Fees due to a violation of Code Section 409A.  The Company shall not have any obligations under Sections 20(i) through (n) for a taxable year if the Board (i) decides and notifies the Indemnitee that the Company waives the payment under Section 20(i) for the taxable year; (ii) the Company returns to the Indemnitee the payment under Section 20(i) for the taxable year; or (iii) the Company’s counsel does not deliver the opinion under Section 20(j) for the taxable year.

21.         Enforcement of Indemnification Obligations.

(a)           If an Indemnitee brings an action to recover on claims for any indemnification obligation under the Plan, the indemnifying person or entity shall also indemnify the Indemnitee for all costs, expenses, and reasonable accountant’s, actuary’s, and attorney’s and paralegal’s fees and disbursements incurred by the Indemnitee in bringing those indemnification claims on which the Indemnitee substantially prevails (“Fees for Fees”).

(b)           For purposes of this Section 21, reasonable accountant’s, actuary’s, and attorney’s and paralegal’s fees indemnified by the Company means the product of the average hourly rate for each group of personnel based in the United States (“Personnel”) multiplied by the number of hours worked by that group.  The average hourly rates are the average hourly rate for each group of Personnel of the ten (10) largest accounting, actuarial (including without limitation the actuarial departments of accounting and consulting firms), and law firms with one or more offices in the United States by annual worldwide gross revenue (the “Firms”).  Each group of Personnel shall be classified by at least:  one (1), five (5), ten (10), fifteen (15), twenty (20), twenty-five (25), and thirty (30) years of experience in the applicable area of expertise.  Reasonable disbursements means those reasonable expenses customarily billed by the Firms to their clients in addition to the hourly rates of Personnel, including without limitation charges for electronic research services, expert witnesses, faxes, investigators, lodging, meals, messengers, overnight delivery, overtime for support staff, photocopying, postage, preparation of exhibits, telephone calls, transcripts, and transportation.

(c)           The indemnifying person or entity shall pay Fees for Fees within sixty (60) days after (i) entry of a final and nonappealable judgment for an award of Fees for Fees; or (ii) execution of a final and nonappealable settlement agreement for Fees for Fees.

(d)           The Company’s payment of Fees for Fees during an Indemnitee’s taxable year does not affect any other expenses eligible for reimbursement or in-kind benefits to be provided in another taxable year.

(e)           An Indemnitee’s right to indemnification for Fees for Fees by the Company is not subject to liquidation or exchange for another benefit.

(f)           The Company’s indemnification obligations under this Section 21 apply from the date that an Indemnitee first has the right to act in the Plan’s administration until expiration of the applicable statute of limitations as it may be tolled or extended for each claim to which the Indemnitee is entitled to indemnification (the “Claim Period”).  If a claim is made during the Claim Period, the indemnification obligation continues beyond the Claim Period until final resolution of the claim.

22.         Compliance With Other Laws.

(a)           For Grantees subject to Section 16 of the Exchange Act:

(i)           the Plan is intended to satisfy the provisions of Rule 16b-3;

(ii)          all transactions involving Grantees who are subject to Section 16(b) of the Exchange Act are subject to the provisions of Rule 16b-3 regardless of whether they are set forth in the Plan; and

(iii)         any provision of the Plan that conflicts with Rule 16b-3 does not apply to the extent of the conflict.

(b)           If any provision of the Plan, any Award, or Award Agreement conflicts with the requirements of Code Section 162(m) or 422 for Awards subject to these requirements, then that provision does not apply to the extent of the conflict.

(c)           Notwithstanding any other provision of the Plan, the Board and each applicable Committee shall administer the Plan and exercise all authority and discretion under the Plan to satisfy the requirements of Code Section 409A or any exemption thereto.

(d)           Notwithstanding any other provision of the Plan, if, for an Employee of a Parent, the conversion of an Incentive Stock Option to a Nonqualified Stock Option or the treatment of an Incentive Stock Option as a Nonqualified Stock Option would not satisfy the requirements of Code Section 409A or an exemption thereto, as determined by the Administrator in its exclusive discretion, then the Incentive Stock Option shall terminate on the date that it would no longer qualify as an Incentive Stock Option as determined by the Administrator in its exclusive discretion.

23.         Successors.  The Plan is binding upon and inures to the benefit of the Company, each Parent, Related Entity, Related Parent, and Subsidiary, the Board, each Committee, and each Director, Officer, and Grantee, and their permitted assigns, beneficiaries, and successors.

24.         Electronic Delivery.  Any reference in the Plan to a written document includes any document delivered electronically or posted on the Company’s, a Parent’s, or a Related Entity’s intranet.

25.         Headings and Captions.  The headings and captions in the Plan are inserted as a matter of convenience for organizational purposes, and do not construe, define, extend, interpret, or limit any provision of the Plan.

26.         Gender and Number.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine, or neuter form, and the singular includes the plural and vice versa.

27.         References.  Any reference in the Plan to a statutory or regulatory provision includes corresponding successor provisions.

28.         Use of Proceeds.  The proceeds from the sale of shares pursuant to Awards granted under the Plan shall constitute general funds of the Company.

29.          Not a Contract of Employment.  Nothing contained in the Plan or in any Award agreement executed pursuant hereto shall be deemed to confer upon any individual or entity to whom an Award is or may be granted hereunder any right to remain in the employ or service of the Company or a parent or subsidiary of the Company or any entitlement to any remuneration or other benefit pursuant to any consulting or advisory arrangement.

30.         Termination, Modification and Amendment.

(a)           The Plan (but not Options previously granted under the Plan) shall terminate ten years from the date of adoption, or sooner as provided above, and no Award shall be granted after termination of the Plan.  The foregoing shall not be deemed to limit the vesting period for Options, SARs, Restricted Stock or Stock Bonuses granted pursuant to the Plan.

(b)           The Plan may from time to time be terminated, modified, or amended if Stockholder Approval of the termination, modification or amendment is obtained.

(c)           Notwithstanding paragraph (b) hereof, the Board may at any time, on or before the Termination Date, without Stockholder Approval, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without Stockholder Approval, (i) increase (except as otherwise provided herein) the maximum number of shares as to which Incentive Stock Options may be granted hereunder, change the designation of the employees or class of employees eligible to receive Incentive Stock Options, or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an “incentive stock option” from qualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto or (ii) make any other modifications or amendments that require Stockholder Approval pursuant to applicable law, regulation or exchange requirements, including, without limitation, Section 162(m) of the Code.  In the event Stockholder Approval is not received within one year of adoption by the Board of Directors of the change provided for in (i) or (ii) above, then, unless otherwise provided in the Award Agreement (but subject to applicable law), the change and all Stock Awards that may have been granted pursuant thereto shall be null and void.

(d )          No termination, modification, or amendment of the Plan may, without the consent of the Grantee to whom any Award shall have been granted, adversely affect the rights conferred by such Award.